Filed Pursuant to Rule 424(b)(3)

Registration No. 333-278805

5,797,922 Shares of Common Stock

This prospectus relates to the resale of up to 5,797,922 shares of Gryphon Digital Mining, Inc. (the “Company,” “we,” “our” or “us”) common stock, par value $0.0001 per share (the “Common Stock”), by the selling stockholders listed in this prospectus or their permitted transferees (the “Selling Stockholders”).

We are registering the shares on behalf of the Selling Stockholders, to be offered and sold by them from time to time. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the Selling Stockholders.

The Selling Stockholders may sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. See Plan of Distribution on page 8 of this prospectus for more information about how the Selling Stockholders may sell the shares of Common Stock being registered pursuant to this prospectus. The Selling Stockholders may be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See Plan of Distribution on page 8 of this prospectus.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “GRYP.” The last reported sale price of our common stock on the Nasdaq Capital Market on April 17, 2024 was $1.36 per share. The aggregate market value of our outstanding common stock held by non-affiliates is $45,066,671 based on 38,052,568 shares of outstanding common stock, of which 4,915,310 shares are held by non-affiliates, and a per share price of $1.36 which was the closing sale price of our common stock as quoted on the Nasdaq Capital Market on April 17, 2024.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 26, 2024

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. In this prospectus, unless otherwise stated or the context otherwise requires, references to “Gryphon,” “Company,” “we,” “us,” “our” or similar references mean Gryphon Digital Mining, Inc. and its subsidiaries on a consolidated basis.

Overview

On February 9, 2024, we completed the previously announced merger in connection the Agreement and Plan of Merger, dated January 27, 2023, as amended, by and between the Company, Akerna Merger Co., a Delaware corporation and wholly owned direct subsidiary of the Company (“Merger Sub”), and Ivy Crypto, Inc. (f/ka/a Gryphon Digital Mining, Inc.), a Delaware corporation (“Ivy”), pursuant to which Merger Sub merged with and into Ivy, with Ivy surviving as a wholly owned subsidiary of the Company (the “Merger”). Upon the completion of the Merger, our business ceased to be software solutions within the cannabis industry and became the business of Ivy.

We are a bitcoin mining company based in Las Vegas, Nevada. Our mission is to create a net carbon neutral bitcoin miner. Our revenue model is to mine and hold bitcoin, and then sell only the bitcoin that is necessary to pay our operating expenses and to reinvest in operational expansion.

Our operations encompass the following:

●	Self-Mining: We operate approximately 9,000 bitcoin ASIC mining computers, referred to as “miners,” from Bitmain Technologies Limited (“Bitmain”) that we have installed at third-party hosted mining data centers located in New York. Revenue generated by the mining of bitcoin is measured on a dollar per megawatt-hour (“MWh”) basis and is variable based on the price of Bitcoin, the measure of difficulty, transaction volume, and global hash rates.

●	ESG-Led Mining: We are an ESG-committed bitcoin miner with the mission to create the world’s largest bitcoin miner with a neutral carbon footprint. We currently use independently certified 100% carbon neutral energy in our power mix.

Given the significant amount of power that miners require to operate, we believe most mining companies focus completely on low-cost electricity without considering the impact of the power’s production on the climate. Our strategy is to focus on working with power hosting partners that are committed to climate science and also can produce reliable, low-cost power. We use 28 megawatts of space at our primary hosting facility in New York, which relies on renewable hydro energy. As we deploy additional miners, we will work with hosting partners that have committed to providing carbon neutral power.

Corporate Information

Our principal executive offices are located at 1180 N. Town Center Drive, Las Vegas, NV 89114, our telephone number is (877) 646-3374, and our Internet website address is https://gryphondigitalmining.com. The information on our website is not a part of, or incorporated in, this prospectus.

ABOUT THIS OFFERING

Shares of common stock offered by the Selling Stockholders	5,797,922 shares of Common Stock

Use of proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares of Common Stock covered hereby by the Selling Stockholders.

Terms of this offering	The Selling Stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Nasdaq symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “GRYP”.

Risk Factors	Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, please read the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus, the documents we have incorporated by reference herein, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks described below, in any subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and in our other reports filed from time to time with the Commission, which are incorporated by reference in this prospectus, together with other information in this prospectus, the information and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Following this offering, a large number of shares of Common Stock may be sold in the market, which may depress the market price of our Common Stock. Sales of a substantial number of shares of our Common Stock in the public market following this offering could cause the market price of our Common Stock to decline. A majority of the outstanding shares of our Common Stock are freely tradable without restriction or further registration under the Securities Act, unless owned or purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the Securities and Exchange Commission (the “Commission”) that are incorporated herein by reference contain such “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be preceded by, or contain, words such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “predict,” “potential,” “might,” “could,” “would,” “should” or other words indicating future results, though not all forward-looking statements necessarily contain these identifying words. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements about our future business operations and results, our strategy and competition. These statements represent our current expectations or beliefs concerning various future events and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations, including, but not limited to:

●	our need to, and difficulty in, raising additional capital;

●	downturns in the Cryptocurrency industry;

●	inflation;

●	increased interest rates;

●	the inability to procure needed hardware;

●	the failure or breakdown of mining equipment, or internet connection failure;

●	access to reliable and reasonably priced electricity sources;

●	cyber-security threats;

●	our ability to obtain proper insurance;

●	construction risks;

●	banks and other financial institutions ceasing to provide services to our industry;

●	changes to the Bitcoin network’s protocols and software;

●	the decrease in the incentive to mine Bitcoin;

●	the increase of transaction fees related to digital assets;

●	the fraud or security failures of large digital asset exchanges;

●	future digital asset, technological and digital currency development;

●	the regulation and taxation of digital assets like Bitcoin; and

●	the other risks and uncertainties discussed under the section titled “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference into this prospectus and a variety of other factors.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed or incorporated by reference in this prospectus may not occur.

You should read this prospectus, the documents we have filed with the Commission that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

SELLING STOCKHOLDERS

Explanatory Note

On February 8, 2024, we entered into share settlement agreements (the “Share Settlement Agreements”) with certain former officers of the Company (the “Purchasers”), pursuant to which the Purchasers were issued shares of Common Stock as satisfaction for outstanding compensation balances owed to the Purchasers. On February 9, 2024, an aggregate of 446,611 shares of Common Stock (the “Settlement Shares”) were issued to the Purchasers pursuant to the terms of the Share Settlement Agreements.

In order to induce the Purchasers to execute and deliver the Share Settlement Agreements, we agreed to provide certain registration rights under the Securities Act and applicable state securities laws with respect to the Settlement Shares, pursuant to registration rights agreements, dated February 8, 2024, between the Company and each of the Purchasers.

In addition to the Settlement Shares, this prospectus also relates to a resale of an aggregate of 5,292,304 shares of the Company’s Common Stock by certain executive officers and directors of the Company who are “affiliates” of the Company. For certain of the Selling Stockholders, the number of shares presented in the table as being offered hereby includes shares underlying restricted stock units (“RSUs”) that have not yet vested.

Selling Stockholders

This prospectus relates to the sale from time to time by the Selling Stockholders of up to 5,797,922 shares of our Common Stock. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons and entities listed in the table below, and their respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Stockholders’ interests in shares of our common stock other than through a public sale.

The Selling Stockholders may sell some, all or none of its shares. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the shares.

The following table presents information regarding the Selling Stockholders and the shares that they may offer and sell from time to time under this prospectus. For certain of the Selling Stockholders, the number of shares presented in the table as being offered hereby includes shares underlying RSUs that will not vest within 60 days of April 17, 2024. The percentages in the table below are calculated based on 38,052,568 ordinary shares outstanding as of April 18, 2024.

	Shares Beneficially Owned Prior to this	Maximum Number of Shares Being Offered Pursuant to this	Shares Beneficially Owned After this Offering(2)
Name of Selling Stockholder	Offering(1)	Prospectus	Number	Percent
Jessica Billingsley(2)	241,886	241,886	0	0%
David McCullough(3)	16,693	16,611	82	*
Cecil R. Thompson(4)	16,601	16,508	93	*
Larry Dean Ditto Jr(5)	70,796	70,460	336	*
Scott Sozio(6)	104,995	104,204	791	*
Robby Chang(5)	3,309,648	3,309,648	0	0%
Simeon Salzman(6)	112,509	675,058	0	0%
Steven Gutterman(7)	14,035	70,175	0	0%
Heather Cox(8)	28,070	84,210	0	0%
Brittany Kaiser(9)	1,209,162	1,209,162	0	0%

*	Denotes less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities.

(2)	Ms. Billingsley is a director of the Company. Represents 3,058 shares held by Jessica Billingsley Living Trust and 241,886 shares held directly by Ms. Billingsley. Ms. Billingsley, the trustee of the Jessica Billingsley Living Trust, has sole and dispositive power over the shares held by the Jessica Billingsley Living Trust.

(3)	Mr. McCullough was the Chief Technology Officer of the Company until February 9, 2024.

(4)	Mr. Thompson was the Chief Operating Officer of the Company until February 9, 2024.

(5)	Mr. Ditto was the Chief Financial Officer of the Company until February 9, 2024.

(6)	Mr. Sozio was a director of the Company until February 9, 2024.

(5)	Mr. Chang is a director, President and Chief Executive Officer of the Company. Represents shares held by Chang Advisory Inc. Mr. Chang is the Chief Executive Officer of Chang Advisory Inc. and has voting and investment control over the shares held by it.

(6)	Mr. Salzman is the Chief Financial Officer of the Company. Shares being offered pursuant to this prospectus includes 562,549 restricted stock units issuable upon settlement, subject to continued service with the Company through the vesting dates. The shares will vest in equal installments on June 19, 2024, September 19, 2024, December 19, 2024 and March 19, 2025.

(7)	Steven Gutterman is a director of the Company. Shares being offered pursuant to this prospectus includes 56,140 restricted stock units issuable upon settlement, subject to continued service with the Company through the vesting dates. The shares will vest in equal installments on August 12, 2024, February 12, 2025, August 12, 2025 and February 12, 2026.

(8)	Heather Cox is a director of the Company. Shares being offered pursuant to this prospectus includes 56,140 restricted stock units issuable upon settlement, subject to continued service with the Company through the vesting dates. The shares will vest in equal installments on August 12, 2024, February 12, 2025, August 12, 2025 and February 12, 2026.

(9)	Ms. Kaiser is the Chairperson of the board of the Company. Represents shares held of record by Achayot Partners LLC. Ms. Kaiser is the CEO and 50% owner of Achayot Partners LLC and shares voting and investment control over the shares held by it with Natalie Kaiser, the other 50% owner of Achayot Partners LLC. Ms. Kaiser disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein.

Issuances of our Common Stock to the Selling Stockholders will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to the Selling Stockholders identified herein.

USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of shares of Common Stock in this offering. We will pay all of the fees and expenses incurred by us in connection with this registration.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our Common Stock is quoted on The Nasdaq Capital Market under the symbol “GRYP.”

DESCRIPTION OF SECURITIES

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Charter and Bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on April 1, 2024.

As of April 17, 2024, our authorized share capital consists of 150,000,000 shares of Common Stock, $0.0001 par value per share, of which 38,052,568 shares of common stock are issued and outstanding, 5,000,000 shares of Preferred Stock, $0.0001 par value per share, of which no shares of preferred stock are issued and outstanding. We are a Delaware corporation and our affairs are governed by our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws. The following are summaries of material provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws insofar as they relate to the material terms of our common stock. Complete copies of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws are filed as exhibits to our public filings.

Common Stock

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, all stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the board of directors out of funds legally available. Subject to the prior rights of creditors of Gryphon and the holders of all classes or series of stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of Gryphon, in the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative, preemptive rights, or subscription rights.

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of Preferred Stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of Preferred Stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

Prior to the issuance of shares of each series of Preferred Stock, the board of directors is required by the Delaware General Corporation Law, and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

●	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of Preferred Stock may have specific financial and other terms that will be described in a prospectus. The description of the Preferred Stock that is set forth in any prospectus is not complete without reference to the documents that govern the Preferred Stock. These include our certificate of incorporation and any certificates of designation that our board of directors may adopt.

All shares of Preferred Stock offered hereby will, when issued, be fully paid and nonassessable, including shares of Preferred Stock issued upon the exercise of Preferred Stock Warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Election of Directors

Our Class I Directors hold office until the 2025 annual meeting of stockholders and are eligible for reelection at such meeting. Our Class II Directors held office until the 2026 annual meeting of stockholders and are eligible for reelection at such meeting. Our Class III Directors hold office until the 2027 annual meeting of stockholders and are eligible for reelection at such meeting. Directors are elected by a plurality of the votes cast at the annual meeting by the holders of common stock present in person or represented by proxy and entitled to vote at such meeting. There is no cumulative voting for directors.

Anti-Takeover Provisions

Our Amended and Restated Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

These provisions:

●	create a staggered board of directors making it more difficult for stockholders to remove a majority of the board of directors and take control;

●	grant the board of directors the ability to designate the terms of and issue new series of Preferred Stock, which can be created and issued by the board of directors without prior stockholder approval, with rights senior to those of the common stock;

●	impose limitations on our stockholders’ ability to call special stockholder meetings; and

●	make it more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Akerna Corp. incorporated in this prospectus by reference to the Annual Report on Form 10-K of Gryphon for the years ended December 31, 2023 and December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Akerna Corp.’s ability to continue as a going concern) of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Gryphon included in Gryphon’s Current Report on Form 8-K dated April 1, 2024 have been so incorporated in reliance on the report of RBSM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission.

We have filed with the Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Commission at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, www.gryphondigitalmining.com

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the Commission are incorporated by reference into this prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on April 1, 2024.

●	Our Current Reports on Form 8-K filed with the Commission on January 4, 2024, January 11, 2024, January 24, 2024, February 2, 2024, February 9, 2024, February 13, 2024, February 22, 2024 and April 1, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information “furnished to,” rather than “filed with,” the SEC under the Exchange Act, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Robby Chang, c/o Gryphon Digital Mining, Inc., at 1180 North Town Center Drive, Suite 100, Las Vegas, NV 89144. Our telephone number is (877) 646-3374. Information about us is also available at our website at https://gryphondigitalmining.com/. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

5,797,922 Shares of Common Stock

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.